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January 8, 2008

Colombia Goldfields Ltd.
8 King Street East, Suite 208
Toronto, ON M5C 1B5

Colombia Goldfields Ltd.

Ladies and Gentlemen:

We have acted as counsel to Colombia Goldfields Ltd., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the "Registration Statement") with the United States Securities and Exchange Commission relating to the offering from time to time (the "Offering"), as set forth in the prospectus forming a part of the Registration Statement (the "Prospectus"), by the selling security holders named in the Prospectus of up to 14,343,578 shares of the common stock of the Company (the "Common Shares"), consisting of 9,165,226 Common Shares currently issued and outstanding (the "Unit Shares") and 5,178,352 Common Shares (the "Warrant Shares") to be issued upon the exercise of common share purchase warrants (the "Warrants").

In connection with the preparation and filing of the Registration Statement, we have reviewed originals or copies of the following documents:

(a)

The Registration Statement.

(b)

The Prospectus.

(c)

A form of stock certificate representing the Common Shares.

(d)

Forms of warrant certificates representing the Warrants.

(e)

The subscription agreements (the "Subscription Agreements") relating to the December 28, 2007 private placement of Unit Shares and Warrants.

(f)

The agency agreement (the "Agency Agreement") relating to the December 28, 2007 private placement of Unit Shares and Warrants.

(g)

The certificate of incorporation and by-laws of the Company, as amended through the date hereof.

(h)

Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the above documents, we have assumed:

(a)

The genuineness of all signatures.

(b)

The authenticity of the originals of the documents submitted to us.

(c)

The conformity to authentic originals of any documents submitted to us as copies.

(d)

As to matters of fact, the truthfulness of the representations made in the Agency Agreement, the Subscription Agreements and the Warrants and in certificates of public officials and officers of the Company.

(e)

That each of the Agency Agreement, Subscription Agreements and Warrants is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)

That the issuance of the Warrant Shares, at the time of such issuance, will be duly authorized by all necessary action (corporate or otherwise) and will not contravene the Company's Certificate of Incorporation or Bylaws;

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualification set forth herein, we are of the opinion that (i) the Unit Shares are validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued and delivered against payment therefor in the manner provided in the Warrants, will be validly issued, fully paid and non-assessable.

Our opinions are limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the Offering. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ SHEARMAN & STERLING LLP